Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 3 of the Registration Statement (No. 333-214209) on Form S-1 of REV Group, Inc. of our report dated December 23, 2016, relating to the consolidated financial statements and financial statement schedule of REV Group, Inc. and Subsidiaries, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York

January 10, 2017